Exhibit 3.17

AMENDED AND RESTATED BYLAWS

OF

EPT HUNTSVILLE, INC.

ARTICLE I

OFFICES

Section 1.01. Registered Office. The street address of the Corporation’s registered office is: Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

Section 1.02. Other Offices. The Corporation may have offices at such other place or places within or outside the State of Delaware as from time to time the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 2.01. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time and place within or outside the State of Delaware as may be designated by the Board of Directors.

Section 2.02. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or by order of the Board of Directors and shall be called by the President or Secretary upon the request in writing of a stockholder or stockholders holding of record at least one-fifth of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Any such written request of a stockholder or stockholders shall state a proper purpose or purposes of the meeting and shall be delivered to the President or Secretary.

Section 2.03. Place of Meeting. Each meeting of stockholders of the Corporation, whether annual or special, shall be held on such date and at such time and place within or outside the State of Delaware as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting.

Section 2.04. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, whether annual or special, not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him or her personally, or by mailing such notice in a postage prepaid envelope addressed to him or her at his or her post office address furnished by him or her to the Secretary of the Corporation for

such purpose, or, if he or she shall not have furnished to the Secretary of the Corporation his or her address for such purpose, then at his or her post office address last known to the Secretary of the Corporation. Each such notice shall state the date and time of the meeting, the place where such meeting is to be held, and if a special meeting, the purpose or purposes for which the meeting is called. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

Section 2.05. Quorum. At each meeting of the stockholders, except where other provision is made by law, the presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote or, in the absence of any stockholder entitled to vote, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06. Voting. At each meeting of the stockholders, each stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock of the Corporation registered in his or her name on the books of the Corporation (a) on the date fixed pursuant to Section 7.03 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting; or (b) if no such record date shall have been fixed, then as of the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Any vote on stock of the Corporation may be given by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, including without limitation a telegraph or a cable, subscribed by such stockholder or by his or her attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation of the Corporation) shall be decided by a majority of the votes cast by the holders of the stock present in person or by proxy and entitled to vote thereat, a quorum being present.

Section 2.07. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders for the election of directors of the Corporation, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least 10 days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

Section 2.08. Informal Action by Stockholders. Any action which may be taken at a meeting of the stockholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the stockholders at a meeting duly held, and may be stated as such in any certificate or document filed under the General Corporation Law of Delaware. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. General Powers. The property, affairs and business of the Corporation shall be managed by or under the director of the Board of Directors.

Section 3.02. Number, Election and Term of Office. Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be three (3). The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board. Directors shall be elected annually for a term of one year, and each shall hold office until his or her successor has been elected and has qualified.

Section 3.03. Removal of Directors. Any director or the entire Board of Directors may be removed, either with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.04. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by the affirmative vote of a majority of the remaining directors (though less than quorum), or by a majority of the stockholders entitled to vote at an election of directors. A director elected to fill a vacancy shall serve as such until the next annual meeting of the stockholders.

Section 3.05. Compensation. The compensation of the directors, if any, may be set by the Board of Directors unless otherwise provided herein or in the Certificate of Incorporation.

ARTICLE IV

MEETING OF THE BOARD OF DIRECTORS

Section 4.01. Regular Meetings. Regular meetings of the Board of Directors may be held without other notice than this Bylaw at such time and place as the Board of Directors by resolution from time to time determines.

Section 4.02. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director upon written or printed notice served personally on each director or by mail or facsimile transmission to his or her address or facsimile number upon the records of the Corporation.

Section 4.03. Place of Meeting. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as shall be provided for in the resolution, notice, waiver of notice or call of such meeting, or if not otherwise designated, at the principal offices of the Corporation.

Section 4.04. Quorum. The presence of a majority of the number of directors then serving shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present shall be the act of, and shall be required for the taking of any action by, the Board of Directors.

Section 4.05. Actions of the Board of Directors Without a Meeting. Any action which is required to be or may be taken at an annual or special meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by each of the directors. The consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under the General Corporation Law of Delaware. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

Section 4.06. Participation. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby both directors participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

Section 5.01. Number. The Corporation may have such officers, including a President, one or more Vice Presidents, a Secretary, a Treasurer and, from time to time, such other officers and agents as may be appointed by the Board of Directors pursuant to Section 5.3 hereof. Any two or more offices may be held by the same person.

Section 5.02. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors and, except in the case of officers appointed in accordance with the provisions of Section 5.03 hereof, each shall hold office until the next annual election of officers or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

Section 5.03. Other Officers. The Corporation may have such other officers and agents as the Board of Directors deems advisable, including without limitation one or more Assistant Secretaries and one or more Assistant Treasurers. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms as may be determined by the Board of Directors. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 5.04. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, to the President or to the Secretary of the Corporation. Unless otherwise specified in such written notice, any such resignation shall take effect at the time of receipt thereof by the Board of Directors or any such officer.

Section 5.05. Removal. Any officer may be removed, either with or without cause, by the Board of Directors.

Section 5.06. Vacancies. A vacancy in any office by reason of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

Section 5.07. President. The President shall be the chief executive officer of the Corporation and, subject to control by the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and control over its several officers. He or she shall preside at all meetings of the stockholders and of the Board of Directors and any Committees at which he or she shall be present. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may sign, with the Secretary or any other officer thereunto duly authorized by the Board of Directors, certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. The President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors. The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties and shall make such reports to him or her as she or she may from time to time require.

Section 5.08. Vice Presidents. In the event of the death, absence, unavailability or disability of the President or at the request of the President, the Vice President, or in the case there shall be more than one Vice President, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the President.

Section 5.09. Secretary and Assistant Secretaries. The Secretary shall:

(a) Keep the minutes of the meetings of the stockholders and the Board of Directors, and cause the same to be recorded in books provided for that purpose;

(b) Prepare, or cause to be prepared, and submit to the Chairman of each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the number of shares of stock held by each;

(c) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by statute;

(d) Be custodian of the records of the Corporation, and see that all books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed;

(e) In general, perform all duties and have all powers incident to the office of the Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws by the Board of Directors or by the President;

(f) Have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto; and

(g) Sign (unless the Treasurer or any Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature).

At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Secretary.

Section 5.10. Treasurer and the Assistant Treasurers. The Treasurer shall:

(a) Have charge of and supervision over and be responsible for the funds, including the borrowing thereof, the securities, receipts and disbursements of the Corporation;

(b) Cause all moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors, or pursuant to authority conferred by the Board of Directors;

(c) Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation;

(d) Cause to be taken and preserved proper vouchers for all moneys disbursed;

(e) Cause to be kept correct books of account of all the business and transactions of the Corporation and upon application cause such books of account to be exhibited to any director.

(f) Render to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation and of his or her transactions as Treasurer;

(g) Be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(h) Sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(i) In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the President.

At the request of the Treasurer or, in his or her absence or disability, the Assistant Treasurer or, in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors or by the President shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

Section 5.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.03. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Endorsements of instruments for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by rubber stamp of the Corporation or in such other manner as the Board of Directors may from time to time determine.

Section 6.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES OF STOCK

Section 7.01. Form; Signature. The certificates of stock of the Corporation shall be numbered and shall be entered into the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

Section 7.02. Transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

Section 7.03. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, in its discretion, fix, in advance, a record date, which shall be not more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.04. Closing of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding 60 days preceding any meeting, annual or special, of the stockholders or the day appointed for the payment of a dividend.

Section 7.05. Record Owner. The Corporation shall be entitled to treat the holder of record of any shares or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have excess or other notice thereof, unless the laws of Delaware expressly provide otherwise.

Section 7.06. Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board of Directors may require, and shall if the directors so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or shares, and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE X

SEAL

The Corporation shall have no seal.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Waiver of Notice. Whenever any notice is permitted or required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 11.02. Indemnification of Officers, Directors and Others. The Corporation shall indemnify officers, directors and other parties as set forth in the Certificate of Incorporation and/or to the fullest extent provided by the General Corporation Law of the State of Delaware.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted in the manner provided in the Certificate of Incorporation, as amended.

ADOPTED as the Amended and Restated Bylaws of the Corporation this June 7, 2010.

/s/ Michael L. Hirons
Michael L. Hirons
Vice President